EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Diagnon Corporation on Form S-8 of our report dated July 24, 1998, appearing in the Annual Report on Form 10-KSB of Diagnon Corporation for the year ended May 31, 1998.




DELOITTE & TOUCHE LLP
Baltimore, Maryland
February 25, 1999